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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 1999
                               (January 6, 1999)



                           SIRROM CAPITAL CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



         Tennessee                       0-25174                 62-1583116
-----------------------------    -----------------------     -------------------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
    of incorporation)                                        Identification No.)


500 Church Street, Suite 200, Nashville, TN                       37219
-------------------------------------------                   -------------
 (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (615) 256-0701



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.    Other Events
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     Sirrom Capital Corporation, a Tennessee corporation (the "Company"), has entered into an Agreement and Plan of Merger, dated as of January 6, 1999 (the "Merger Agreement"), by and among The FINOVA Group, Inc., a Delaware corporation ("FINOVA"), FINOVA Newco, Inc., a Delaware corporation and newly formed, wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). As a result of the Merger, the Company will become a wholly-owned subsidiary of FINOVA. At the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of common stock of the Company (the "Company Common Stock"), will be converted into the right to receive .1634 shares (the "Exchange Ratio") of common stock of FINOVA. If the Effective Time of the Merger is after June 1, 1999, the Exchange Ratio would increase by .0005 shares. In addition, if the Company has entered into a binding agreement for the settlement of securities class action litigation, the cost of which to the Company is less than $10,000,000, the Exchange Ratio would also increase, as specified in the Merger Agreement. The Company has the right to terminate the Merger Agreement if the average closing price of FINOVA Common Stock for the ten days ending approximately five days before the Effective Time is below $40.6875 and the decline in average closing price exceeds by more than 10% the percentage decline in the Standard & Poor's Financial Index.

     In connection with the execution of the Merger Agreement, each director and Sirrom Partners, L.P. of the Company (the "Shareholders") entered into a Voting Agreement with the Parent, dated as of January 6, 1999 (the "Voting Agreement"), pursuant to which the Shareholders agreed to vote their shares of Company Common Stock for the approval of the Merger Agreement and all other transactions contemplated by the Merger Agreement.

     The Merger is also subject to certain other conditions, including termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval by the Company's shareholders.



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Item 7(c).  Exhibits
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  2.01       Agreement and Plan of Merger, dated as of January 6, 1999, by and among The FINOVA Group, Inc., FINOVA Newco, Inc. and Sirrom Capital Corporation. (Schedules and other exhibits to this document are omitted from this filing but the Company will furnish supplemental copies of the omitted materials to the Commission upon request.)

99.01 Voting Agreement, dated as of January 6, 1999, by and between certain shareholders of Sirrom Capital Corporation and The FINOVA Group, Inc. (Schedules and other exhibits to this document are omitted from this filing but the Company will furnish supplemental copies of the omitted materials to the Commission upon request.)





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SIRROM CAPITAL CORPORATION


Date: January 20, 1999                  /s/ George M. Miller, II
                                       ----------------------------------------
                                       George M. Miller, II
                                       President and Chief Executive Officer










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                                  EXHIBIT INDEX




   No.                                 Exhibit
---------      ----------------------------------------------------------------
 2.01          Agreement and Plan of Merger, dated as of January 6, 1999, by and among The FINOVA Group, Inc., FINOVA Newco, Inc. and
               Sirrom Capital Corporation. (Schedules and other exhibits to this document are omitted from this filing but the Company will furnish supplemental copies of the omitted materials to the
               Commission upon request.)

99.01 Voting Agreement, dated as of January 6, 1999, by and between certain shareholders of Sirrom Capital Corporation and The
               FINOVA Group, Inc. (Schedules and other exhibits to this document are omitted from this filing but the Company will furnish supplemental copies of the omitted materials to the Commission upon request.)











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